EXHIBIT 99.1

11:10 AM
NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer

                                      Telephone:      (503) 220-0988

                         BARRETT BUSINESS SERVICES, INC.
               ANNOUNCES SECOND QUARTER 2003 OPERATING RESULTS AND
                       SCHEDULES INVESTOR CONFERENCE CALL

      PORTLAND, OREGON, JULY 30, 2003 - Barrett Business Services, Inc. (Nasdaq trading symbol: BBSI) reported today net income of $167,000 for the second quarter ended June 30, 2003, an improvement of $166,000 over net income of $1,000 for the second quarter of 2002. The diluted income per share for the 2003 second quarter was $.03.

      Revenues for the second quarter ended June 30, 2003 totaled $27.9 million, an increase of approximately $136,000 or 0.5% over the $27.8 million for the same quarter in 2002.

                                                   (Unaudited)            (Unaudited)
                                              Second Quarter Ended      Six Months Ended
                                                    June 30,                June 30,
                                              ---------------------  ----------------------
          Results of Operations                 2003        2002        2003        2002
-------------------------------------------   ---------   ---------  ----------  ----------
  (in thousands, except per share amounts)
Revenues:
  Staffing services                            $23,046     $24,684     $43,156     $47,254
  Professional employer service fees             4,856       3,082       8,143       6,250
                                              ---------   ---------  ----------  ----------
    Total revenues                              27,902      27,766      51,299      53,504
                                              ---------   ---------  ----------  ----------
Cost of revenues:
  Direct payroll costs                          17,079      18,175      31,877      34,809
  Payroll taxes and benefits                     4,385       3,520       8,190       7,212
  Workers' compensation                          1,982       1,719       3,407       3,344
                                              ---------   ---------  ----------  ----------
    Total cost of revenues                      23,446      23,414      43,474      45,365
                                              ---------   ---------  ----------  ----------
Gross margin                                     4,456       4,352       7,825       8,139
Selling, general and administrative expenses     3,869       4,072       7,465       8,271
Depreciation and amortization                      271         288         551         600
                                              ---------   ---------  ---------- -----------
Income (loss) from operations                      316          (8)       (191)       (732)
Other (expense) income, net                        (68)          9         (74)         20
                                              ---------   ---------  ----------  ----------
Income (loss) before taxes                         248           1        (265)       (712)
Provision for (benefit from) income taxes           81           -         (89)       (296)
                                              ---------   ---------  ----------  ----------
Net income (loss)                              $   167     $     1     $  (176)    $  (416)
                                              =========   =========  ==========  ==========
Basic income (loss) per share                  $   .03     $     -     $  (.03)    $  (.07)
                                              =========   =========  ==========  ==========
Weighted average basic shares outstanding        5,708       5,806       5,728       5,814
                                              =========   =========  ==========  ==========
Diluted income (loss) per share                $   .03     $     -     $  (.03)    $  (.07)
                                              =========   =========  ==========  ==========
Weighted average diluted shares outstanding      5,726       5,826       5,728       5,814
                                              =========   =========  ==========  ==========




      The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002 because it was determined that the Company was not the primary obligor for the services provided by employees pursuant to its PEO contracts. The gross revenues and cost of revenues information below,

Barrett Business Services, Inc.
News Release - Second Quarter 2003
July 30, 2003

although not in accordance with generally accepted accounting principles ("GAAP"), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company's business activity and more useful in managing its operations.


                                             (Unaudited)                (Unaudited)
                                         Second Quarter Ended        Six Months Ended
($ in thousands)                               June 30,                  June 30,
                                        ----------------------     ---------------------
                                           2003        2002          2003        2002
                                        ----------  ----------     ---------   ---------
Revenues:
  Staffing services                       $23,046     $24,684       $43,156     $47,254
  Professional employer services           28,342      18,164        48,881      36,559
                                        ----------  ----------     ---------   ---------
    Total revenues                         51,388      42,848        92,037      83,813
                                        ----------  ----------     ---------   ---------
Cost of revenues:
  Direct payroll costs                     40,565      33,257        72,615      65,118
  Payroll taxes and benefits                4,385       3,520         8,190       7,212
  Workers' compensation                     1,982       1,719         3,407       3,344
                                        ----------  ----------     ---------   ---------
    Total cost of revenues                 46,932      38,496        84,212      75,674
                                        ----------  ----------     ---------   ---------
Gross margin                              $ 4,456     $ 4,352       $ 7,825     $ 8,139
                                        ==========  ==========     =========   =========


      A reconciliation of non-GAAP gross PEO revenues to net PEO revenues is as follows:

For the second quarters ended June 30, 2003 and 2002 (in thousands):


                         Gross Revenue                                       Net Revenue
                        Reporting Method         Reclassification          Reporting Method
                     -----------------------  ------------------------  -----------------------
                        2003         2002         2003         2002        2003         2002
                     ----------   ----------  -----------  -----------  ----------   ----------
Revenues:
  Staffing services   $23,046      $24,684     $      -     $      -     $23,046      $24,684
  Professional
   employer services   28,342       18,164      (23,486)     (15,082)      4,856        3,082
                     ---------    ---------   -----------  ----------   ---------    ---------
    Total revenues    $51,388      $42,848     $(23,486)    $(15,082)    $27,902      $27,766
                     =========    =========   ===========  ==========   =========    =========
Cost of revenues:
  Direct payroll
   costs              $40,565      $33,257     $(23,486)    $(15,082)    $17,079      $18,175
                     =========    =========   ===========  ==========   =========    =========

For the six months ended June 30, 2003 and 2002 (in thousands):


                          Gross Revenue                                      Net Revenue
                        Reporting Method         Reclassification          Reporting Method
                      ----------------------  ------------------------  -----------------------
                         2003        2002         2003         2002        2003         2002
                      ----------  ----------  -----------  -----------  ----------   ----------
 Revenues:
  Staffing services    $43,156     $47,254     $     -     $      -     $43,156      $47,254
  Professional
   employer services    48,881      36,559      (40,738)    (30,309)      8,143        6,250
                       --------    --------    ----------  ----------   --------     --------
    Total revenues     $92,037     $83,813     $(40,738)   $(30,309)    $51,299      $53,504
                       ========    ========    ==========  ==========   ========     ========
Cost of revenues:
  Direct payroll
   costs               $72,615     $65,118     $(40,738)   $(30,309)    $31,877      $34,809
                       ========    ========    ==========  ==========   ========     ========

                                      -2-

Barrett Business Services, Inc.
News Release - Second Quarter 2003
July 30, 2003

      William W. Sherertz, President and Chief Executive Officer, commented that: "As we noted last quarter, we continue to be encouraged by our prospects for continued growth in revenues and profitability. Our PEO business is particularly strong in California and we do not see, at the present time, any issues that would impede our momentum in the foreseeable future. This leads us to anticipate earnings in the range of $.10 to $.13 per diluted share for each of the two remaining quarters of 2003. We are also pleased with the June 30 completion of a $2 million sale-leaseback transaction of two office buildings, which will provide additional liquidity to fund our future growth. This transaction eliminated our long-term bank debt."

      The following summarizes the unaudited balance sheets at June 30, 2003 and December 31, 2002.

($ in thousands)                                        June 30,    December 31,
                                                          2003         2002
                                                      ------------  ------------
                           Assets
Current assets:
  Cash and cash equivalents                              $ 1,977         $    96
  Income taxes receivable                                      -           1,923
  Trade accounts receivable, net                          14,827          11,357
  Prepaid expenses and other                               1,893           1,040
  Deferred income taxes                                    1,839           2,111
                                                         -------         -------
     Total current assets                                 20,536          16,527
Goodwill, net                                             18,749          18,749
Intangibles, net                                              35              59
Property, equipment and software, net                      3,611           5,167
Restricted marketable securities and workers'
compensation deposits                                      4,142           4,286
Deferred income taxes                                      1,445           1,445
Other assets                                                 937           1,064
                                                         -------         -------
                                                         $49,455         $47,297
                                                         =======         =======

            Liabilities and Stockholders' Equity

Current liabilities:
  Current portion of long-term debt                      $    88         $   434
  Line of credit payable                                   4,056           3,513
  Accounts payable                                           712             834
  Accrued payroll, payroll taxes and related benefits      8,229           4,897
  Workers' compensation claims liabilities                 1,783           3,903
  Safety incentives payable                                  439             406
  Other accrued liabilities                                  587             305
  Current portion of deferred gain on sale and leaseback     122               -
                                                         -------         -------
    Total current liabilities                             16,016          14,292
Long-term debt, net of current portion                       400             488
Customer deposits                                            441             443
Long-term workers' compensation claims liabilities         2,481           2,492
Other long-term liabilities                                  673             797
Long-term deferred gain on sale and leaseback              1,097               -
Stockholders' equity                                      28,347          28,785
                                                         -------         -------
                                                         $49,455         $47,297
                                                         =======         =======
                                      -3-

Barrett Business Services, Inc.
News Release - Second Quarter 2003
July 30, 2003

      The Company also announced that its board of directors had recently approved an increase of $500,000 in the capital available for the Company's share repurchase program, under which the Company repurchases shares in the open market from time to time when deemed appropriate, taking into consideration price and other factors.

      On July 31, 2003 at 9:00 a.m. Pacific Time, William W. Sherertz will host an investor telephone conference call to discuss second quarter 2003 operating results. To participate in the call, dial (877)356-3717 shortly before 9:00 a.m. Pacific Time on July 31, 2003. The call identification number is 1961120. A recording of the call will be available beginning July 31, 2003 at 12:00 p.m. and ending Thursday, August 7, 2003. To listen to the recording, dial
(800)642-1687 and enter conference identification code 1961120.

      Barrett Business Services, Inc. is a human resource management company with offices in seven states, which serve customers in approximately 15 states.

      Statements in this release about future events or performance, including earnings expectations for the remaining two quarters of 2003, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2002 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.

                                      #####